EXHIBIT 3

                             VOTING AGREEMENT


                 VOTING AGREEMENT, dated as of  December 18, 1998,

between BORDEN CHEMICAL, INC., a Delaware corporation (the "Parent"), and

S II ACQUISITION COMPANY, a Virginia corporation and a wholly owned subsidiary of the Parent (the "Sub"), on the one hand, and PHILLIP S.

SUMPTER and KATHERINE G. SUMPTER (collectively "Sumpter"), IRVINE R.

SPURLOCK and HAROLD N. SPURLOCK (the "Spurlock Controlling Persons"),

SPURLOCK FAMILY CORPORATION, a Virginia corporation ("Spurlock

Corporation"), SPURLOCK FAMILY LIMITED PARTNERSHIP, a Virginia limited partnership (the "Partnership"), Trustees under agreement, dated December

17, 1998, with Harold N. Spurlock, Sr., known as the "HAROLD N. SPURLOCK,

SR. DECLARATION OF LIVING TRUST DATED DECEMBER 17, 1998" (the "H.

Spurlock Trust"),  and Trustees under agreement dated December 17, 1998,

with Irvine R. Spurlock, known as the "IRVINE R. SPURLOCK DECLARATION OF

LIVING TRUST DATED DECEMBER 17, 1998" (the "I. Spurlock Trust" and,

together with Sumpter, the Partnership, and the H. Spurlock Trust, the

"Shareholders"), on the other hand.

                                 RECITALS

                 Concurrently herewith, the Parent, the Sub and Spurlock

Industries, Inc., a Virginia corporation (the "Company"), are entering into an Agreement and Plan of Merger dated the date hereof (the "Merger

Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for the merger of the Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

                 As of the date hereof, each Shareholder beneficially

owns the number of shares of no par value common stock (the "Company

Common Stock") of the Company set forth opposite its or his name on the
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signature page of this Agreement (the "Existing Shares" and, together with any shares of Company Common Stock acquired after the date hereof and prior to the termination hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the

"Shares").

                 As of the date hereof, the Corporation is the sole

general partner of the Partnership.  As of the date hereof, the Spurlock

Controlling Persons collectively own 100% of the shares of common stock of the Corporation and have the sole power to control the voting of the

3,339,800 Existing Shares owned by the Partnership.

                 As a condition to their willingness to enter into the

Merger Agreement and make the Offer, the Parent and the Sub have required that each Shareholder enter into this Agreement.

                                AGREEMENT

                 To implement the foregoing and in consideration of the

mutual agreements contained herein, the parties agree as follows:

                 1.  Covenants of Each Shareholder.  Until the

termination of this Agreement in accordance with Section 2, each

Shareholder and Spurlock Corporation, severally and not jointly, agrees as follows:

                 (a)  Voting.  Each Shareholder hereby agrees that at

         any meeting of the shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, each Shareholder shall (and the Spurlock Controlling

         Persons and Spurlock Corporation shall cause the Partnership to)

         vote the Shares in favor of the Merger, the adoption by the

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         Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the

         Merger Agreement.  The agreements set forth in the immediately preceding sentence shall equally apply if such approvals were to be sought by the solicitation of written consents.

                 At any meeting of shareholders of the Company or at any

         adjournment thereof or in any other circumstances upon which the

         Shareholders' vote, consent or other approval is sought, each

         Shareholder shall (and the Spurlock Controlling Persons and

         Spurlock Corporation shall cause the Partnership to) vote the

         Shares against (and the Shareholders shall not, and the Spurlock

         Controlling Persons and Spurlock Corporation shall cause the

         Partnership not to, execute consents with respect to) (i) any action or agreement that would result in a breach in any

         material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the

         Merger Agreement and (ii) any action or agreement (other than the Merger Agreement or the transactions contemplated thereby)

         that would materially impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to:

         (A) any extraordinary corporate transaction (other than the

         Merger Agreement and the Merger), such as a merger,

         consolidation or other business combination involving the

         Company and its subsidiaries, any sale or transfer of a material amount of assets of the Company and its subsidiaries or Company

         Common Stock, any reorganization, recapitalization or

         liquidation of the Company and its subsidiaries or any other takeover proposal; (B) any change in the management or board of

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         directors of the Company, except as otherwise agreed to in writing by the Sub; (C) any material change in the present capitalization or dividend policy of the Company; (D) any

         amendment to the Company's Articles of Incorporation or Bylaws

         or other proposal or transaction involving the Company or the

         Subsidiary, which amendment or other proposal or transaction which changes in any manner the voting rights of any class of the Company's capital stock or is intended or could reasonably be expected to impede, frustrate, prevent, delay or nullify (1)

         the ability of the Company to consummate the Merger or (2) any of the transactions contemplated by this Agreement or the Merger

         Agreement or (E) any other material change in the Company's corporate structure or business.  Each shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

                 (b)  Transfer Restrictions.  Subject to those matters

         set forth on Schedule II hereto, each Shareholder, severally and not jointly, agrees not to, and the Spurlock Controlling Persons and Spurlock Corporation shall cause the Partnership not to, (i)

         sell, transfer, encumber, pledge, assign or otherwise dispose of

         (including by gift) ("Transfer"), or enter into any contract,

         option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Shares or any interest therein to any person other than pursuant to the terms hereof or the Merger Agreement, (ii)

         except as contemplated hereby, grant any proxy or power of attorney with respect to the matters set forth in Section 1(a)

         above, enter into any voting arrangement or understanding  or

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         otherwise transfer voting power, with respect to the Shares, in each case with respect to such matters, (iii) take any action that would make any of its representations or warranties

         contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions.

                 (c)  Proxy.  Each Shareholder hereby grants to the

         Parent, and to each officer of the Parent, a proxy to vote the

         Shares as indicated in Section 1(a) and hereby revokes any proxy previously granted by such Shareholder with respect to the

         Shares.  Notwithstanding the foregoing, neither Parent nor any officer of Parent shall exercise its proxy rights hereunder to the extent that the Shareholder granting such proxy rights attends the meeting of the shareholders of the Company at which any action indicated in Section 1(a) is to be voted upon and votes the Shares in person in accordance with Section 1(a).

                 (d)  Appraisal Rights.  Each Shareholder hereby

         irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have.

                 (e)  The Partnership, The Corporation and The Trusts.

                      (i)         The Spurlock Controlling Persons and

         Spurlock Corporation shall not (A) amend, or permit the

         amendment of, the terms of the partnership agreement or other organizational documents of the Partnership in any manner that would adversely affect the performance by the Partnership of its obligations under this Agreement or materially impede,

         frustrate, prevent, delay or nullify the Merger or any of the

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         transactions contemplated by this Agreement or the Merger

         Agreement, (B) Transfer or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, their interests in the Partnership to any person to the extent that such Transfer would adversely affect the performance by the Partnership of its obligations under this Agreement or the ability of the Spurlock Controlling Persons to control the voting of the Shares owned by the Partnership or (C) adopt a plan of liquidation or dissolution of the Partnership or

         otherwise terminate the Partnership.

                      (ii)        The Spurlock Controlling Persons shall

         not (A) amend, or permit the amendment of, the terms of the

         Articles of Incorporation, by-laws or other organizational documents of Spurlock Corporation in any manner that would adversely affect the performance by Spurlock Corporation of its obligations under this Agreement or materially impede,

         frustrate, prevent, delay or nullify the Merger or any of the transactions contemplated by this Agreement or the Merger

         Agreement, (B) Transfer or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, their interests in Spurlock Corporation to any person to the extent that such Transfer would adversely affect the performance by Spurlock Corporation of its obligations under this Agreement or the ability of the Spurlock Controlling Persons to control the voting of the Shares owned by the Partnership or (C) adopt a plan of liquidation or dissolution of Spurlock Corporation or otherwise terminate Spurlock Corporation.  Spurlock Corporation shall not issue, sell or deliver any shares of its capital stock

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         or any other voting securities in any manner that would

         adversely affect the performance by Spurlock Corporation of its obligations under this Agreement or the ability of the Spurlock

         Controlling Persons to control the voting of the Shares owned by the Partnership.

                      (iii)       Without the prior written consent of

         the Parent, Harold N. Spurlock, Sr.,  with respect to the H.

         Spurlock Trust, and Irvine R. Spurlock, with respect to the I.

         Spurlock Trust, shall not (A) revoke, (B) change the identity or number, or both, of the Trustees of, (C) amend in any manner or

         (D) withdraw any or all of the Trust Property (as defined in the respective Declaration of Trust) from, such Trust.

                 2.  Termination.  Except to the extent expressly

provided in Section 3 hereof, this Agreement, the Parent's right to vote the Shares covered hereby pursuant to the proxy granted hereunder, and the Shareholders' obligations to vote pursuant hereto shall terminate on the first to occur of (a) the Effective Time, (b) the date on which the

Merger Agreement is terminated pursuant to Section 8.1 thereof and (c)

written notice of termination of this Agreement by the Parent and the Sub to the Shareholders (the "Expiration Date"), and shall thereafter be void and have no further effect.

                 3.  Payment to Parent Upon Sale of Company Following

Termination.  If (A) the Merger Agreement is terminated for any reason other than by the Company pursuant to Section 8.1(b)(iv) of the Merger

Agreement or by Parent and Company pursuant to Section 8.1(a) of the

Merger Agreement and (B) within twelve months thereafter the Company enters into an agreement with respect to any Third Party Acquisition (as defined in the Merger Agreement), which Third Party Acquisition

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subsequently occurs and (C) pursuant to such Third Party Acquisition any

Shareholder receives consideration having a "fair market value" on a per share basis in excess of $3.40 per share (the "per share excess amount")

(equitably adjusted in a manner reasonably satisfactory to the

Shareholders and Parent to reflect any share split, share distribution,

combination, spin-off, recapitalization, reclassification or other similar transaction by the Company), then each such Shareholder shall pay to Parent, within three business days following receipt of such consideration, any amount in cash equal to the product of (x) such

Shareholder's number of Existing Shares, plus any shares of Company

Common Stock acquired from the date hereof through Expiration Date,

multiplied by (y) the percentage of such Shareholder's shares of Company

Common Stock as of the Date of such Third Party Acquisition which are exchanged for such consideration, multiplied by (z) the per share excess amount.  For the avoidance of doubt, the per share excess amount shall be payable, from time to time, in accordance with this Section 3 upon the occurrence of each Third Party Acquisition.  Notwithstanding anything herein to the contrary, the parties agree that the obligations of this

Section 3 only expressly survive the Expiration Date.

                 For purposes of this Section 3, "fair market value" of

the consideration shall mean the consideration per share (whether cash or non-cash) to be received by any Shareholder in connection with a Third

Party Acquisition; provided that if the consideration received by such

Shareholder in connection with a Third Party Acquisition shall be other than cash, (i) in the case of securities listed on a national securities exchange or traded on the NASDAQ National Market ("NASDAQ"), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date

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the Third Party Acquisition is consummated and (ii) in the case of consideration in a form other than such securities, the per share value shall be determined in good faith as of the date the Third Party

Acquisition is consummated by the Parent and the Shareholders, or, if

Parent and the Shareholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties,

which determination shall be conclusive for all purposes of this

Agreement.

                 4.  Representations and Warranties of the Shareholders.

Each Shareholder and Spurlock Corporation (each hereafter, a "person")

hereby, severally and not jointly, represents and warrants to the Parent as of the date hereof in respect of himself or itself as follows:

                 (a)  Authority.  Such person has all requisite legal

         capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the

         transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by such person and

         constitutes a valid and binding obligation of such person

         enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

         reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and equitable principles

         (whether considered in a proceeding in equity or at law).  The execution and delivery of this Agreement do not, and the

         consummation of the transactions contemplated hereby and

         compliance by such person with the terms hereof will not,

         conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, permit the

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         termination of any provision of or result in the termination of or the acceleration of the maturity or performance of, or result in the creation or imposition of any lien upon any of the assets or properties of such person under, (i) any provision of any agreement, instrument, permit, concession, franchise, license,

         judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such person or to such person's property or assets, other than the Pledge Agreement (with

         respect to which a consent has been received from the Subsidiary to the execution, delivery and performance of this Agreement) or

         (ii) in the case of the Spurlock Corporation, the Partnership,

         the H. Spurlock Trust or the I. Spurlock Trust, the charter, by-

         laws or other constitutive documents of such person.  If such person is married and such person's Shares constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly

         authorized, executed and delivered by, and constitutes a valid and binding agreement of, the person's spouse, enforceable against such spouse in accordance with its terms.  No trust of which such person is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.  No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other person is necessary for the execution of this Agreement by such person or the

         performance by such person of its obligations hereunder.

         Spurlock Corporation is the sole general partner of the



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         Partners; the Spurlock Controlling Persons are the sole

         shareholders of Spurlock Corporation.

                 (b)  The Shares.  Such person is the record holder or

         beneficial owner of the number of the Existing Shares as is set forth opposite such person's name on the signature page hereto.

         On the date hereof, the Existing Shares set forth opposite such person's name on the signature page hereto constitute all of the outstanding shares of Company Common Stock beneficially (without respect to any attribution rules under applicable securities laws and without respect to any unexercised options) owned by such person.  Such person does not have record or beneficial ownership of any shares of Common Stock not set forth on the signature page hereto.  Subject to the limitations set forth on

         Schedule II hereto, applicable federal securities laws and the terms of this Agreement, such person has sole power of

         disposition with respect to all of the Existing Shares set forth opposite such person's name in Part I of Schedule I hereto and sole voting power with respect to the matters set forth in

         Section 1 hereof and sole power to demand dissenter's or

         appraisal rights, in each case with respect to all of the

         Existing Shares set forth opposite such person's name in Part II of Schedule I hereto, with no restrictions on such rights.

         Subject to the limitations set forth on Schedule II hereto,

         applicable federal securities laws and the terms of this

         Agreement, such person will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such person and will have sole voting power with respect to the matters set forth in Section 1

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         hereof and sole power to demand dissenter's or appraisal rights,

         in each case with respect to all Shares other than Existing

         Shares, if any, which become beneficially owned by such person with no restrictions on such rights

                 (c)  Except as set forth in Schedule II hereto, such

         person's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such person, or by a nominee or custodian for the benefit of such person, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances, proxies or agreements arising hereunder.

                 (d)  No broker, investment banker, financial adviser or

         other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder in his or her capacity as such.

                 (e)  Such person understands and acknowledges that the

         Parent and the Sub are entering into the Merger Agreement in reliance upon such person's execution and delivery of this

         Agreement with the Parent and the Sub.

                 5.  Additional Shares.  Each Shareholder hereby agrees,

while this Agreement is in effect, to promptly notify the Parent of the number of any new shares of Company Common Stock acquired by such

Shareholder, if any, after the date hereof.

                 6.  Further Assurances.  From time to time, at the other

party's request and without further consideration, each party hereto

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shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                 7.  Repayment of Notes by the Partnership.  On or prior

to the Closing Date, the Spurlock Controlling Persons and Spurlock

Corporation shall cause the Partnership to, and the Partnership shall,

repay, cause to be repaid, or make arrangements satisfactory to Parent to repay out of its share of the Merger Consideration through direct offsets pursuant to which the Surviving Corporation shall withhold the amounts referred to below in satisfaction of such obligations, in full, (i) the remaining principal amount (and all accrued but unpaid interest thereon)

and all other amounts due in respect of the remaining principal amount

(and all accrued but unpaid interest thereon) and all other amounts due in respect of the Subsidiary Note and that certain Collateral Promissory

Note payable by Irvine R. Spurlock and H. Norman Spurlock, Jr. to Lloyd

B. Putman in the original principal amounts of $210,176.72 and (ii) all other unpaid amounts in respect of any loans or advances made by Company or the Subsidiary to Irvine R. Spurlock or his wife prior to the Closing

Date.

                 8.  Repayment of Note and Advances by Harold N.

Spurlock, Sr..  On or prior to the Closing Date, Harold N. Spurlock, Sr.

shall repay, cause to be repaid, or make arrangements reasonably satisfactory to Parent to repay out of his share or the Partnership's share of the Merger Consideration through direct offsets pursuant to which the Surviving Corporation shall withhold the amounts referred to below in satisfaction of such obligations, in full, (i) the remaining principal amount (and all accrued but unpaid interest thereon) and all

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other amounts due in respect of that certain Collateral Promissory Note,

dated as of June 30, 1995, payable to the Subsidiary in the original principal amount of $212,500 and (ii) all other unpaid amounts in respect of any loans or advances made by Company or the Subsidiary to Harold N.

Spurlock, Sr., H. Norman Spurlock, Jr. or Daniel Spurlock prior to the

Closing Date.

                 9.  Stop Transfer Order.  In furtherance of this

Agreement, concurrently herewith, each Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Existing

Shares and that this Agreement places limits on the voting and transfer of such shares.  Each Shareholder agrees that within ten business days after the date hereof, such Stockholder will no longer hold any Shares in

"street name" or in the name of any nominee.

                 10.  Assignment.  Neither this Agreement nor any of the

rights, interests or obligations under this Agreement shall be assigned,

in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the Parent or the Sub may assign, in its sole discretion, any of or all its rights, interests or obligations under this Agreement to any direct wholly owned subsidiary of the Parent or Borden, Inc., a New

Jersey corporation, but no such assignment shall relieve the Parent or the Sub, as the case may be, of any of its obligations under this

Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 11.  Counterparts.  This Agreement may be executed in

two or more counterparts, all of which shall be considered one and the

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same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 12.  Entire Agreement, No Third-Party Beneficiaries.

This Agreement (including the documents referred to herein) (a)

constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties any rights or remedies.

                 13.  Severability.  Whenever possible, each provision or

portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or

unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed,

construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                 14.  Enforcement.  The parties agree that irreparable

damage would occur in the event that any of the provisions of this

Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

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                 15.              Governing Law.  This Agreement shall be

governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of laws provisions thereof.



                        (SIGNATURES ON NEXT PAGE)













































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                 IN WITNESS WHEREOF, the Parent, the Sub, the Spurlock

Controlling Persons and the Shareholders have cause this Agreement to be duly executed as of the day and year first above written.


                                  Borden Chemical, Inc.


                             By:  /s/ Laggam
                                  -------------------
                                  Name:
                                  Title:


                                  S II Acquisition Company


                             By: /s/ Michael Quincy
                                  -------------------
                                  Name:
                                  Title:


Number of Existing Shares         Spurlock Family Limited Partnership
3,339,800
                             By:  Spurlock Family Corporation, its sole
                                  general partner

                             By:  /s/ Harold N. Spurlock, Sr.
                                  --------------------------------------
                                  Name:  Harold N. Spurlock, Sr.
                                  Title: President

Number of Existing Shares:        /s/ Phillip Sumpter
30,000                            ------------------------------
                                  Phillip S. Sumpter

                                  /s/ Katherine G. Sumpter
                                  ------------------------------
                                  Katherine G. Sumpter

Number of Existing Shares         Trustees U/A with Harold N. Spurlock, Sr.
Held by H. Spurlock Trust:
306,000
                             By:  /s/ David Shane Smith, duly assigned Trustee
                                  --------------------------------------------
                                  David Shane Smith, Trustee
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Number of Existing Shares         Trustees U/A with Irvine R. Spurlock
Held by I. Spurlock Trust:
20,000
                             By:  /s/ David Shane Smith, duly designated Trustee
                                  ----------------------------------------------
                                  David Shane Smith, Trustee


                                  Spurlock Family Corporation


                             By:  /s/ Harold N. Spurlock, Sr.
                                  ----------------------------
                                  Name:  Harold N. Spurlock, Sr.
                                  Title:  President
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                                SCHEDULE I


     Part I -- Number of Existing Shares with Sole Dispositive Power

Name of Shareholder                                Number of Existing
Shares

The Spurlock Family Limited Partnership                0*

Phillip S. and Katherine G. Sumpter
30,000

The I. Spurlock Trust                                  20,000

The H. Spurlock Trust                                  306,000


       Part II -- Number of Existing Shares with Sole Voting Power and Sole Power to Demand Dissenter's or Appraisal Rights

Name of Shareholder                                Number of Existing Shares

The Spurlock Family Limited Partnership                3,339,800*

Phillip S. and Katherine G. Sumpter                    30,000

The I. Spurlock Trust                                  20,000

The H. Spurlock Trust                                  306,000*

*2,325,000 of the Partnership's Existing Shares are pledged to the Subsidiary and 1,014,800 of the Partnership' Existing Shares are pledged to Mr. Lloyd B. Putnam; in addition, the Partnership's Existing Shares, while not pledged in support of such obligations, are subject to the contractual obligations to transfer 225,000 shares of Common Stock to Lee Rasmussen; and, in addition, the H. Spurlock Trust has assumed the contractual obligation of Harold N. Spurlock, Sr. to transfer up to 180,000 shares of Common Stock to William A. Patterson and Neil Tucker, all as described in Schedule II hereto.
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                               SCHEDULE II


         1. 2,325,000 of the Existing Shares owned by the Partnership are pledged to Spurlock Adhesives, Inc. (which holds the certificates evidencing such shares) to secure the payment of the Subsidiary Note pursuant to the terms of that certain Pledge Agreement, dated April 8, 1998. The Pledge Agreement also subjects to the pledge thereunder any additional shares received by the Partnership pursuant to any distribution by Company with respect to the pledged shares. Pursuant to the Pledge Agreement, without the prior consent of the Subsidiary, the Partnership is prohibited from transferring the pledged shares or any rights therein and is prohibited from becoming a party to or otherwise bound by any agreement which restricts in any manner the rights of any present or future holder with respect to such shares.

         2. 1,014,800 of the Existing Shares owned by the Partnership are pledged to Lloyd B. Putman (who holds the certificates evidencing such shares) to secure the repayment of that certain Collateral Promissory Note payable by Irvine R. Spurlock and H. Norman Spurlock, Jr. in the original principal amounts of $210,176.72. The shares pledged to secure this obligation may not be transferred without the consent of Lloyd B. Putman and, in the event of any event of default under the Collateral Promissory Note which is not cured as provided thereunder, Lloyd B. Putman shall become entitled to vote the shares and to sell the shares to satisfy the unpaid balance under the Collateral Promissory Note.

         3. In connection with the settlement of certain claims made by Lee Rasmussen in connection with the complaint filed in the Derivative Suit, the Partnership has agreed to transfer to Lee Rasmussen 225,000 of the Existing Shares owned by the Partnership.

         4. Pursuant to that certain Settlement Agreement, dated the ___ day of November, 1998, by and between Corporate Strategies, Inc., a South Carolina corporation, William A. Patterson, Neil Tucker and Harold N. Spurlock, Harold N. Spurlock, Sr. agreed to transfer 80,000 (subject to adjustment to up to 90,000) shares of Common Stock to each of William A. Patterson and Neil Tucker in accordance with the terms and conditions set forth in such Settlement Agreement. The H. Spurlock Trust has assumed the above-referenced obligation of Harold N. Spurlock, Sr.